UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2023

FIRST FINANCIAL NORTHWEST, INC.
(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

201 Wells Avenue South
Renton, Washington 98057
(Address of principal executive offices)

(425) 255-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FFNW	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by First Financial Northwest, Inc. (the “Company”) on May 12, 2023 (the “Original Form 8-K”) and is being filed solely to disclose the decision of the Company regarding the frequency with which it will submit proposals to approve executive compensation for a non-binding, advisory vote of shareholders (a “Say-on-Pay Proposal”) at future annual meetings of shareholders. No other changes are being made to the Original Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders

(d)
As previously reported, at the Company’s annual meeting of shareholders held on May 11, 2023, a majority of the votes cast by shareholders favored submitting a Say-on-Pay Proposal to a vote of shareholders each year, as recommended by the Company’s Board of Directors. Based on the shareholders’ preference and consistent with its previous recommendation, the Company’s Board of Directors has approved submission of a Say-on-Pay Proposal for a vote of shareholders each year until the next required vote by shareholders on a Say-on-Pay Proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

Date: February 13, 2024	By:	/s/ Richard P. Jacobson
Richard P. Jacobson
Executive Vice President and Chief Financial Officer